CINTAS CORPORATE SERVICES, INC.
REGISTRATION STATEMENT ON FORM S-3
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cintas Corporate Services, Inc., an Ohio corporation (the “Registrant”), does hereby constitute and appoint each of Todd M. Schneider, D. Brock Denton and J. Michael Hansen, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of the Registrant’s guarantees of the debt securities of Cintas Corporation No. 2, a Nevada corporation and wholly-owned subsidiary of Cintas Corporation, a Washington corporation, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-3 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-3 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 8th day of January, 2024.

Signature	Title

/s/ Todd M. Schneider	President and Chief Executive Officer and Director (Principal Executive Officer)
Todd M. Schneider

/s/ J. Michael Hansen	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
J. Michael Hansen

/s/ D. Brock Denton	Senior Vice President, Secretary and General Counsel and Director
D. Brock Denton